UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2023

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 21, 2023, Southwest Gas Holdings, Inc. (the “Company”) and Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group” and together with the Company, the “Parties”) entered into an Amended and Restated Cooperation Agreement (the “Amended Agreement”), which amends, restates, supersedes and replaces in its entirety that certain Amended and Restated Cooperation Agreement, dated as of October 24, 2022, by and between the Parties (the “Prior Agreement”).

In accordance with the terms of the Amended Agreement, the Company agreed with the Icahn Group, among other things, to nominate each of Andrew W. Evans, Henry P. Linginfelter, Ruby Sharma and Andrew J. Teno (each, an “Icahn Designee” and, collectively, the “Icahn Designees”) for election at the 2024 annual meeting of stockholders of the Issuer (the “2024 Annual Meeting”). In addition, subject to qualifications set forth in the Amended Agreement, the Amended Agreement provides the standstill restrictions on the Icahn Group will remain in effect until, and the Amended Agreement will terminate upon, the later of (x) the conclusion of the 2024 Annual Meeting and (y) the earlier of (1) immediately following the time at which Andrew J. Teno (or any Replacement Designee for Mr. Teno, as such term is defined in the Amended Agreement) is no longer serving on the Company’s board of directors (the “Board”) and (2) thirty (30) days prior to the expiration of the advance notice deadline for the submission of director nominees in connection with the Company’s 2025 Annual Meeting of Stockholders (as such term is defined in the Amended Agreement); provided, however, that the Amended Agreement will terminate automatically on the date on which the Board re-appoints as a director any former director of the Board (i.e., any person who was a director of the Board prior to the 2022 annual meeting of stockholders of the Company, but was not a director of the Board immediately after the 2022 annual meeting of stockholders of the Company), without the approval of a majority of the Icahn Designees.

Pursuant to the terms of the Amended Agreement, the Company further agreed with the Icahn Group to establish the record date for the 2024 Annual Meeting for a time within thirty (30) days of March 6, 2024.

Other than the foregoing, the material terms of the Prior Agreement remain unchanged.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Cooperation Agreement, dated as of November 21, 2023, by and among the Icahn Group and Southwest Gas Holdings, Inc.

104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

November 27, 2023	/s/ Robert J. Stefani
Robert J. Stefani
Senior Vice President/Chief Financial Officer